                                                                    EXHIBIT 10.7

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT (this "Sublease"), is made and entered into as of the 23rd day of July, 1999, by and between ENTEX INFORMATION SERVICES, INC., a Delaware corporation, having an office and principal place of business at 6 International Drive, Rye Brook, New York 10573 ("Sublandlord"), and AVISTAR SYSTEMS CORPORATION, a Nevada corporation, having an office and a principal place of business at 505 Hamilton Avenue, Suite 200, Palo Alto, California 94301 ("Subtenant").

                               W I T N E S S E T H:

     WHEREAS, pursuant to that certain Lease dated as of August 10, 1998 (the "Master Lease"), Spieker Properties, L.P. ("Master Landlord"), as landlord, leased to Sublandlord, as tenant, those certain premises (the "Premises") consisting of approximately seventeen thousand four hundred fourteen (17,414) rentable square feet of space known as Suite 360 in the building located at 555 Twin Dolphin Drive, Redwood Shores, California (the "Building") which, together with such other improvements and appurtenances, if any, therein mentioned, are more particularly described in Exhibit B of the Master Lease; and

     WHEREAS, Subtenant desires to sublease from Sublandlord, and Sublandlord is willing to sublet to Subtenant, approximately seventeen thousand four hundred fourteen (17,414) rentable square feet of the Premises (the "Sublease Premises"), which Sublease Premises are more particularly described on Exhibit A attached hereto and incorporated herein by this reference, upon the terms and conditions more fully set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant, intending to be legally bound, hereby covenant and agree as follows:

     1. INCORPORATION OF RECITALS; DEFINITIONS. The foregoing recitals are hereby incorporated into this Sublease and made a part hereof by this reference. All capitalized terms used in this Sublease shall have the meanings ascribed to them in the Master Lease, unless otherwise defined herein.

     2.  TERM.

     (a) Sublandlord, for and in consideration of the rents and covenants hereinafter specified to be paid, performed and observed by Subtenant, does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord the Sublease Premises for a term (the "Sublease Term") commencing on September 1, 1999 (the "Sublease Commencement Date") and ending on September 30, 2003 (the "Sublease Expiration Date").

          (b) Subject to all of the terms and conditions of this Sublease and the Lease (except for Paragraph 3 below), upon Sublandlord's receipt of (i) a certificate of insurance from Subtenant evidencing the insurance required hereunder, (ii) the Security Deposit (hereinafter defined), and (iii) the consent of Master Landlord to this Sublease, Sublandlord shall endeavor to provide Subtenant with access in and to the Sublease Premises prior to the Sublease Commencement Date so that Subtenant may perform any fit-up work necessary for Subtenant's use and occupancy of the Sublease Premises. Any and all such work shall be subject to Sublandlord's prior written consent and performed in accordance with the terms and conditions of this Sublease and the Lease. Subtenant shall indemnify Sublandlord and Master Landlord against all costs, claims and damages sustained by either Sublandlord or Master Landlord as a result of such use and occupancy by Subtenant. Notwithstanding the foregoing, in no event shall Sublandlord's failure to provide Subtenant with early access to the Sublease Premises affect the Sublease Commencement Date or Subtenant's obligation to pay Rent (hereinafter defined) on the Sublease Commencement Date.

          (c) Sublandlord shall not voluntarily amend or terminate the Master Lease without the prior written consent of Subtenant, which consent shall not be unreasonably withheld, conditioned or delayed.

          3.   Rent.

          (a) Commencing on the Sublease Commencement Date, Subtenant shall pay to Sublandlord as rent for the Sublease Premises annual base rent in the amount of Six Hundred Twenty-Six Thousand Nine Hundred four and 00/100 Dollars ($626,904.00) ("Annual Base Rent"), which Annual Base Rent shall be payable in equal monthly installments of Fifty-Two Thousand Two Hundred Forty-Two and 00/100 Dollars ($52,242.00) ("Monthly Base Rent"). Annual Base Rent shall be increased on the first anniversary of the Sublease Commencement Date and on each anniversary thereafter throughout the Sublease Term in accordance with the following schedule:

                    Annual Base Rent
                    Per Square Foot
Time Period         Per Annum           Annual Base Rent      Monthly Base Rent
-----------         ----------------    ----------------      -----------------
9/1/99 to 8/31/00       $36.00            $626,904.00            $52,242.00
9/1/00 to 8/31/01       $37.20            $647,800.80            $53,983.40
9/1/01 to 8/31/02       $38.40            $668,697.60            $55,724.80
9/1/02 to 9/30/03       $39.60*           $689,594.40*           $57,466.20


                              [* on an annualized basis]

Monthly Base Rent shall be payable in advance on the first day of each and every calendar month during the Sublease Term to Sublandlord, subject to the terms and conditions of the Master Lease; provided, however, that the first installment of Monthly Base Rent shall be delivered to Sublandlord simultaneously with Subtenants delivery of this Sublease to Sublandlord for execution.

     (b) In addition to Annual Base Rent, commencing on the Sublease Commencement Date, Subtenant shall promptly pay to Sublandlord the following additional rent ("Additional Rent"): (i) Subtenant's Proportionate Share (hereinafter defined) of Operating Expenses (as defined in the Master Lease) and
(ii) any additional payments which may be required to be made by Sublandlord to Master Landlord pursuant to the Master Lease and which are solely for the benefit of Subtenant, except those payments specifically excluded by the terms of this Sublease or which cover a period prior to the Sublease Commencement Date. As used herein, "Subtenant's Proportionate Share" shall mean eight and seven hundred seventy-three one-thousandths percent (8.773%). Any payments which Subtenant is herein required to make which cover a period of time both before and after the Sublease Commencement Date shall be prorated between the parties hereto as of the Sublease Commencement Date. Payment of Annual Base Rent and Additional Rent (collectively hereinafter referred to as "Rent") shall be made to Sublandlord at its address first above written or at such other place or to such other party as Sublandlord may designate in writing, without any offset, counterclaim or deduction whatsoever. In addition, in the event the Master Lease requires the "Tenant" thereunder to make any payments in the nature of operating expenses, real estate taxes and/or utilities which are applicable to the Sublease Premises directly to the service providers, taxing authorities and/or utility companies, as the case may be, Subtenant shall make such payments in timely manner and promptly supply Sublandlord with evidence thereof, and such shall be deemed to be Additional Rent hereunder.

          4. SECURITY DEPOSIT. Upon the execution of this Sublease by Subtenant, Subtentant will provide the Sublandlord a security deposit (the "Security Deposit") either in the form of cash or an irrevocable and unconditional letter of credit (the "Letter of Credit"), issued by and drawn on a commercial bank or trust company with its principal office in New York, New York and acceptable to Sublandlord, in form and content reasonably acceptable to Sublandlord for the benefit of Sublandlord, in the sum of Two Hundred Eight Thousand Nine Hundred Sixty-Eight and 00/100 Dollars ($208,968.00) as a deposit to Sublandlord to stand as security for the payment by Subtenant of any and all present and future debts and liabilities of Subtenant to Sublandlord in connection with this Sublease and for the performance by Subtenant of all its obligations arising under or in connection with this Sublease (the "Debts, Liabilities and Obligations"). The Security Deposit shall remain in full force and effect for the entire Sublease Term, provided, however, that if Subtenant is not in default under this Sublease on each of the following dates, and no event exists on each of those dates which event by notice or the passage of time (or both) would constitute an event of default (hereinafter defined), the following adjustments shall be made to the Security Deposit: (i) on the first (1st) anniversary of the Sublease Commencement Date the amount of the Security Deposit shall be reduced to One Hundred Fifty-Six Thousand Seven Hundred Twenty-Six and 00/100 Dollars ($156,726.00) and shall remain in full force and effect; (ii) on the second (2nd) anniversary of the Sublease Commencement Date, the amount of the Security Deposit shall be reduced to One Hundred Four Thousand Four Hundred Eighty-Four and 00/100 Dollars ($104,484.00) and shall remain in full force and effect; (iii) on the third (3rd) anniversary of the Sublease Commencement Date, the amount of the Security Deposit shall be reduced to Fifty-Two Thousand Two Hundred Forty-Two and 00/100 Dollars ($52,242.00) and shall remain in full force and effect as a security for the remainder of the Sublease Term. With respect to the Letter of Credit, Sublandlord agrees to accept an annually renewable Letter of Credit for the purpose defined herein, provided that the commercial bank or trust company agrees to notify Sublandlord and Subtenant by certified mail ninety (90) days in advance of the expiration of each twelve (12) month term (or other term) of the Letter of Credit if the commercial bank or trust company intends not to renew the Letter of Credit, and Subtenant agrees to provide a substitute Letter of Credit in like amount drawn on another commercial bank or trust company acceptable to Sublandlord or to provide Sublandlord with the required amount in cash in lieu of the Letter of Credit no later than sixty (60) days prior to the expiration of the previous Letter of Credit. In the event a replacement Letter of Credit (or the cash in lieu thereof) is not provided or paid by the time specified herein, Sublandlord may declare Subtenant in default of this Sublease, and, in addition to all other rights and remedies herein provided, may demand payment under the Letter of Credit. In the event of Sublandlord disposing of or transferring its interest in this Sublease, Sublandlord shall deliver the Security Deposit to its successor and thereupon shall have no liability to Subtenant to return the Security Deposit to Subtenant. Subject to the foregoing and to Subtenant not being in default under this Sublease, Sublandlord shall release the Security Deposit to Subtenant without interest at the end of the Sublease Term or sooner termination of this Sublease provided that all Debts, Liabilities and Obligations of Subtenant to Sublandlord are paid and performed in full, failing which Sublandlord may on notice to Subtenant elect to draw upon the Security Deposit and to apply it in reduction of the Debts, Liabilities and Obligations and Subtenant shall remain fully liable to Sublandlord for payment and performance of the remaining Debts, Liabilities and Obligations.

          5. USE AND ACCESS. Subtenant's use of and access to the Sublease Premises shall be in accordance with the terms and conditions of the Master Lease.

          6. PARKING. Subtenant will be provided with Subtenant's proportionate share of any unreserved parking provided to Sublandlord, as long as such parking is made available to Sublandlord pursuant to the terms and conditions of the Master Lease. As of the date hereof, such parking shall consist of seventy (70) non-exclusive parking spaces located in the parking structure at the Building, which parking spaces shall include eleven (11) executive spaces.

          7. BUILDING SERVICES. The provisions of the Master Lease with respect to services to be provided at the Building and to the Premises are hereby incorporated into this Sublease by this reference with respect to the Sublease Premises. In no event shall Sublandlord be liable to Subtenant for the interruption or discontinuance of any such services to the Sublease Premises or the Building.

          8.   [Intentionally omitted.]

          9. MASTER LEASE. The provisions of the Master Lease are, except as otherwise herein specifically provided, hereby incorporated into this Sublease with the same effect as if entirely rewritten herein, and shall fix the rights and obligations of the parties hereto with respect to the Sublease Premises with the same effect as if Sublandlord and Subtenant were "Landlord" and "Tenant", respectively, named in the Master Lease. Subtenant hereby covenants to perform the covenants and undertakings of Sublandlord as "Tenant" under the Master Lease to the extent the same are applicable to the Sublease Premises during the Sublease Term, and agrees not to do or permit to be done any act which shall result in a violation of any of the terms and conditions of the Master Lease. Notwithstanding the foregoing, Sublandlord shall, to the extent applicable, continue to perform the covenants and undertakings of Sublandlord as "Tenant" under the Master Lease which are not otherwise required to be performed by Subtenant hereunder. In the event Sublandlord fails to perform any such covenants or undertakings, and such failure constitutes a default under the Master Lease, Subtenant shall have the right, but not the obligation, after the expiration of Sublandlord's notice and cure periods under the Master Lease, to perform same on behalf of Sublandlord, at Subtenant's sole cost and expense. Subtenant agrees to indemnify and save Sublandlord harmless from and against any and all loss, cost, expense and liability arising out of or relating to any violation or breach of, or default under, any provision of the Master Lease caused by any act or omission of Subtenant. Except as otherwise specifically provided herein, Subtenant is to have the benefit of the covenants and undertakings of Master Landlord as "Landlord" in the Master Lease to the extent the same are applicable to the Sublease Premises during the Sublease Term. It is expressly understood and agreed, however, that Sublandlord is not in the position to render any of the services or to perform any of the obligations required of Sublandlord by the terms of this Sublease which are the responsibility of Master Landlord, and that performance by Sublandlord of such obligations hereunder are conditioned upon due performance by Master Landlord of its corresponding obligations under the Master Lease. It is further understood and agreed, therefore, that notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall not be in default under this Sublease for failure to render such services or perform such obligations required of Sublandlord by the terms of this Sublease which are the responsibility of the Master Landlord as "Landlord" under the Master Lease, but Sublandlord agrees to use commercially reasonable efforts to insure that Master Landlord performs said obligations. The term "commercially reasonable efforts" shall not include legal action against Master Landlord for its failure to so perform unless Subtenant agrees to pay any and all costs and expenses in connection therewith. The parties agree that the following provisions of the Master Lease (and any references contained therein relating to such provisions) shall not be applicable to this Sublease: Section 19 (captioned "Security Deposit"); Section 39, Addendum #2 (captioned "Option to Extend, Addendum #3 (captioned "Right of First Offer") and Addendum #4 (captioned "Satellite Dish"); and Exhibit C (captioned "Office Lease Improvement Agreement"). In addition, Section 20 of the Master Lease (captioned "Limitation of Tenant's Remedies") is hereby amended by deleting from the first sentence thereof the language "Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor" and by inserting in lieu thereof the language "Tenant shall not". The remaining provisions of the Master Lease shall, for the purposes of this Sublease and to the extent that same are applicable, remain in full force and effect as between Sublandlord and Subtenant as provided in this Paragraph, except as said provisions have been otherwise amended or modified by this Sublease. Should there be any conflict between the terms of this Sublease as specifically set forth herein and the terms of the Master Lease which are incorporated herein by reference, the terms of this Sublease shall control.

          10. Holding Over. In the event Subtenant holds over in its possession of the Sublease Premises after the Sublease Expiration Date, such possession shall be deemed unlawful unless expressly consented to by Sublandlord in writing, and Sublandlord shall be entitled to any and all remedies in law or in equity by reason of such unlawful holding over by Subtenant. Subtenant agrees to indemnify and save Sublandlord harmless from and against any and all losses, costs, expenses and liabilities incurred by Sublandlord under the Master Lease by reason of any such holding over, including, but not limited to any attorneys' fees, court costs or consequential damages suffered by either Sublandlord, Master Landlord or any prospective tenant or subtenant of either party.

     11. NOTICES. All notices, requests, demands and other communications with respect to this Sublease, whether or not herein expressly provided for, shall be in writing and shall be deemed to have been duly given either (i) two (2) business days after being mailed by United States First-Class Certified or Registered Mail, postage prepaid, return receipt requested or (ii) the next business day after being deposited (in time for delivery by such service on such business day) with Federal Express or another national courier service, for delivery to the parties at their respective addresses first above written, or to such other address or addresses as may hereafter be designated by either party in writing for such purposes. Sublandlord and Subtenant agree that as of the Sublease Commencement Date Subtenant's notice address for the purpose of this Sublease shall be at the Sublease Premises.

     12. SUBORDINATION; NO RECORDATION. This Sublease is subject and subordinate in all respects to the Master Lease. Subtenant acknowledges that it has received and read a copy of the Master Lease and understand and agrees to be bound by all of the terms and conditions set forth therein, subject to Paragraph 9 above. In no event shall Subtenant be permitted to record this Sublease or a memorandum thereof without the express prior written consent of Sublandlord and Master Landlord.

     13. ASSIGNMENT AND SUBLETTING. Subtenant shall not, without the prior written consent of Sublandlord (which consent shall be granted or withheld in Sublandlord's sole and absolute discretion), assign the term hereby demised, nor suffer or permit it to be assigned by operation of law or otherwise, or let or underlet or permit the Sublease Premises or any part thereof to be used by others for hire.

     14. CONDITIONS OF SUBLEASE PREMISES. Subtenant acknowledges that it has inspected the Sublease Premises demised hereunder, and is fully satisfied with their condition and accepts the same, in "as-is," "where-is" condition. Sublandlord has made no representation or warranties of any nature whatsoever with regard to the Sublease Premises, and Sublandlord shall have no obligation or duty with regard to preparation of the Sublease Premises for occupancy by Subtenant. Sublandlord shall leave all existing telecommunications and computer wiring in the Sublease Premises for use by Subtenant.

     15. INSURANCE; INDEMNIFICATION. Throughout the Sublease Term, Subtenant shall comply with all of the insurance obligations of the "Tenant" under the Master Lease. In addition to any and all other requirements of the Master Lease with respect to insurance, Subtenant shall name Sublandlord, Master Landlord and any mortgagee as additional insured. Subtenant shall indemnify, defend and save harmless Sublandlord, its officers, directors, shareholders and employees from and against any and all liability, damage, expense, cause of action, suits, claims or judgments for injury or death to persons or damage to property sustained by anyone in, on and about the Sublease Premises or any part thereof, caused either directly or indirectly by Subtenant's acts or omissions. Subtenant's indemnification obligations hereunder shall survive the expiration or earlier termination of this Sublease.

     16. HAZARDOUS SUBSTANCES. Subtenant shall not cause or permit any "Hazardous Substances" (hereinafter defined) to be used, stored, generated or disposed in, on or about the Sublease Premises by Subtenant, its agents, employees, contractors or invitees, except for such Hazardous Substances as are normally utilized in the activities which are permitted on the Sublease Premises pursuant to the Master Lease and this Sublease and which are necessary to Subtenant's business. Any permitted Hazardous Substances at the Sublease Premises, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to any such Hazardous Substances. Subtenant shall indemnify and hold harmless Sublandlord, its officers, directors, shareholders and employees from and against any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Sublease Term from or in connection with the use, storage, generation or disposal of Hazardous Substances in, on or about the Sublease Premises by Subtenant, its agents, employees, contractors or invitees. As used herein, "Hazardous Substances" means any substance which, is toxic, ignitable, reactive, or corrosive and which is regulated by any state or local government or by the United States government. "Hazardous Substances" includes any and all material or substances which are defined as "hazardous waste", "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local governmental law. "Hazardous Substances" includes, but is not restricted to, asbestos, polychlorinated biphenyls ("PCBs") and petroleum products. Subtenant's indemnification obligations hereunder shall survive the expiration or earlier termination of this Sublease.

     17. ATTORNEY'S FEES. In the event any legal action is taken by either party against the other to enforce any of the terms and conditions of this Sublease, it is agreed that the unsuccessful party to such action shall pay to the prevailing party all court costs, reasonable attorneys' fees and expenses incurred by the prevailing party.

     18. BROKER. Neither Sublandlord nor Subtenant have had any relationship or dealings with any real estate broker in connection with this Sublease, except CB Richard Ellis, Inc., as Sublandlord's and Subtenant's agent (the "Broker"). Sublandlord shall pay any commission due to the Broker in connection with this Sublease, pursuant to a separate listing agreement with the Broker. Sublandlord and

Subtenant each shall indemnify, defend and hold the other harmless from claims by any other broker who has or alleges that it has represented Sublandlord or Subtenant and is entitled to a commission in connection with this Sublease.

          19. AUTHORITY. Subject to Paragraph 21 below, each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Sublease.

          20. MISCELLANEOUS. This Agreement and any Exhibits attached hereto:

              (a) Contain the entire agreement among the parties hereto with respect to the subject matter covered hereby;

              (b) May not be amended or rescinded except by an instrument in writing executed by each of the parties hereto;

              (c) Shall inure to the benefit of and be binding upon the successors and permitted assigned of the parties hereto.

          21. MASTER LANDLORD'S CONSENT. This Sublease is subject to and conditioned upon the written consent of Master Landlord to the subleasing of the Sublease Premises by Sublandlord to Subtenant.


                    [Signature Page Follows on Page 10]

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first about written.

                                              SUBLANDLORD:

                                              ENTEX INFORMATION SERVICES, INC.,
                                              a Delaware corporation


                                              By: [signature]
                                                  ----------------------------
                                                  Name:
                                                  Title:

                                              SUBTENANT:

                                              AVISTAR SYSTEMS CORPORATION, a
                                              Nevada corporation

                                              By: /s/ MICHAEL G. BARSOTTI
                                                  ----------------------------
                                                  Name: MICHAEL G. BARSOTTI
                                                  Title: CHIEF FINANCIAL OFFICER

Approved and Consented to:

MASTER LANDLORD:

                                   EXHIBIT A

                               Sublease Premises

                                [To be attached]



                                      A-1